UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2018

PennyMac Financial Services, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35916	80-0882793
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3043 Townsgate Road, Westlake Village, California	91361
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 224-7442

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Reorganization Transaction

On August 2, 2018, PennyMac Financial Services, Inc., (the “Company”) entered into a Contribution Agreement and Plan of Merger (the “Reorganization Agreement”) to reorganize under a new public holding company (the “Reorganization”).  The Reorganization will allow the Company, among other things, to eliminate its “Up-C” structure and to transition to a single class of common stock held by all stockholders, as opposed to the two classes of common stock, Class A and Class B, that are currently authorized, issued and outstanding today.  On August 2, 2018, the Company’s board of directors approved the Reorganization Agreement.

The parties to the Reorganization Agreement are: the Company; New PennyMac Financial Services, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of the Company (“New PennyMac”); New PennyMac Merger Sub, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of New PennyMac (“Merger Sub”); certain contributors listed on Exhibit A of the Reorganization Agreement (the “Contributors”); and Private National Mortgage Acceptance Company, LLC, a Delaware limited liability company (“PNMAC”).  The Contributors are comprised of all of the holders of Class B common stock of the Company and holders of Class A units of PNMAC (other than Class A units held by the Company).  Certain Contributors are also directors and officers of the Company, and certain Contributors are beneficial owners of 5% or more of the Class A common stock.

Pursuant to the Reorganization Agreement, (i) Merger Sub will merge with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of New PennyMac (the “Merger”), and (ii) the Contributors will exchange all of their Class A units of PNMAC on a one-for-one basis for shares of common stock of New PennyMac.

In connection with the Merger:

•                  Each outstanding share of Class A common stock of the Company will be converted on a one-for-one basis into shares of New PennyMac common stock.

•                  Each outstanding share of Class B common stock of the Company will be cancelled for no consideration.

•                  Each Class A unit of PNMAC held by a Contributor will be contributed to New PennyMac and exchanged on a one-for-one basis for shares of New PennyMac common stock.

•                  New PennyMac will assume the Company’s existing equity incentive plan—including all performance share awards, restricted share awards, restricted stock units and other incentive awards covering shares of the Company’s Class A common stock, whether vested or not vested, that are outstanding at the effective time of the Merger.  Further, New PennyMac will reserve the same number of shares of its common stock as reserved under the Company’s existing equity incentive plan prior to the effective time of the Merger, and the terms and conditions that are in effect immediately prior to the Merger under each outstanding incentive award assumed by New PennyMac will continue in full force and effect after the Merger, except that the shares of Class A common stock reserved under the Company’s plans and issuable under each such award will be replaced by shares of common stock of New PennyMac.

•                  The Company’s current directors and executive officers will hold the same positions with New PennyMac after the Reorganization.

•                  New PennyMac intends to apply to have its shares of common stock listed on the New York Stock Exchange under the ticker symbol “PFSI” which is the Company’s current trading symbol.

After completion of the Reorganization, New PennyMac will replace the Company as the publicly-held entity and, through its subsidiaries, will conduct all of the operations currently conducted by the Company.  The Reorganization is intended to be treated as an integrated transaction that qualifies as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”) and/or a transfer described in Section 351(a) of the Code.

The Reorganization is subject to specified conditions in the Reorganization Agreement, including approval by holders of the Company’s Class A and Class B common stock, voting together as a single class, at a special meeting of stockholders (the “Special Meeting”). There is no existing arrangement or agreement with respect to the voting of any holder’s shares in connection with the Special Meeting. The date, time and place of the Special Meeting will be announced by Company at a later time.  For more information on the Reorganization, please refer to the Registration Statement on Form S-4, filed on August 2, 2018 (the “Form S-4”), as amended, by New PennyMac with the SEC.

The Reorganization Agreement may be terminated and the transactions contemplated thereby may be abandoned at any time prior to the effective time of the Reorganization (even after approval by the Company’s stockholders) by (i) action of the Company’s board of directors if the board determines that, for any reason, the completion of the transactions provided for in the Reorganization Agreement would be inadvisable or not in the best interests of the Company or its stockholders or (ii) written notice between the Company, New PennyMac, Merger Sub and PNMAC on the one hand and certain Contributors on the other hand—if the Reorganization has not occurred nine months after the date of the Reorganization Agreement.

The foregoing description of the Reorganization Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Reorganization Agreement, a copy of which was filed as Exhibit 2.1 to the Form S-4 and is incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On August 2, 2018, the Company made available on its corporate website the information furnished herewith as Exhibit 99.1 hereto, which discusses the Reorganization. The information included in Exhibit 99.1 hereto is incorporated by reference in response to this Item 7.01.

The information in Item 7.01 of this report, including the exhibits hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of Section 18, nor shall it be deemed incorporated by reference into any disclosure document relating to the Company, except to the extent, if any, expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1

Contribution Agreement and Plan of Merger, dated August 2, 2018, by and among PennyMac Financial Services, Inc., New PennyMac Financial Services, Inc., New PennyMac Merger Sub, LLC, certain contributors, and Private National Mortgage Acceptance Company, LLC (incorporated by reference to Exhibit 2.1 to New PennyMac’s Registration Statement on Form S-4 filed with the SEC on August 2, 2018).

99.1	Slide Presentation relating to the Reorganization.

Forward-Looking Statements

This Form 8-K contains forward-looking statements.  The Company has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “objectives,” “may,” “will,” “should,” “plans” and “intends” and the negative of these words or other comparable terminology. These forward-looking statements include statements relating to status of the Reorganization and its process.  In addition, the Company may from time to time make forward-looking statements in its annual report, quarterly reports and other filings with the SEC, news releases and other written and oral communications.  These forward-looking statements are based on the Company’s expectations and assumptions, as of the date such statements are made, regarding its future operating performance and financial condition, including the proposal to reorganize under a new holding company, the future financial and operating performance of each party to the Reorganization, strategic and competitive advantages of each such party, the leadership of each such party, and future opportunities for each such party, as well as the economy and other future events or circumstances.  The Company’s expectations and assumptions include, without limitation, risks and uncertainties associated with the following: the possibility that the Reorganization will not be consummated within the anticipated time period or at all, including as the result of the failure to obtain stockholder approval of the Reorganization; the potential for disruption to the Company’s business in connection with the Reorganization; the potential that the Company does not realize all of the expected benefits of the proposed Reorganization.  Various risks and uncertainties may cause actual results to differ materially from those stated, projected or implied by any forward looking statements, including, without limitation, risks and uncertainties affecting the Company that are described in its most recent Form 10-K (including in Item 1A. Risk Factors) filed with the SEC on March 9, 2018, which is available on the Company’s website at ir.pennymacfinancial.com/Docs or on the SEC’s website at www.sec.gov.  The Company believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. Unless legally required, the Company undertakes no obligation to update any forward-looking statements made herein.

Non-solicitation

The Form S-4 relating to the shares of common stock of New PennyMac has been filed with the SEC but has not yet become effective. These securities may not be sold nor may offers to buy these securities be accepted before the time the Form S-4 becomes effective. This Form 8-K will not constitute an offer to sell or a solicitation of an offer to buy shares of common stock of New PennyMac, and will not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that jurisdiction.

Additional Information and Where to Find It

In connection with the Reorganization, New PennyMac filed the Form S-4 with the SEC, which has not yet become effective, that includes the Company’s proxy statement that also constitutes a prospectus of New PennyMac.  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS, AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN, OR WILL CONTAIN, IMPORTANT INFORMATION ABOUT THE COMPANY, NEW PENNYMAC AND THE REORGANIZATION. A definitive proxy statement will be sent to the Company’s stockholders seeking approval of the Reorganization after the Form S-4 is declared effective. The proxy statement/prospectus and other documents relating to the Reorganization may be obtained free of charge from the SEC’s website at www.sec.gov.

Participants in Solicitation

This communication is not a solicitation of a proxy from any investor or stockholder. However, the Company, New PennyMac and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the Reorganization under the rules of the SEC. Information regarding the Company’s directors and executive officers may be found in its definitive proxy statement relating to its 2018 Annual Meeting of Stockholders filed with the SEC on April 17, 2018 and in the proxy statement/prospectus included in the Form S-4.  Information regarding New PennyMac’s directors and executive officers may be found in the proxy statement/prospectus included in the Form S-4. These documents may be obtained free of charge from the SEC’s website at www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 2, 2018	PennyMac Financial Services, Inc.

	By:	/s/ Andrew S. Chang
Andrew S. Chang Senior Managing Director and Chief Financial Officer